UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

________________

Date of Report (Date of earliest event reported): September 5, 2014

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Road
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2014, Kendra Berger resigned as our Chief Financial Officer and Secretary.

Upon the termination of Ms. Berger’s employment, we entered into a transition agreement with Ms. Berger pursuant to which she will provide us consulting and transition services through December 31, 2014. In consideration of her services and for a release of claims in our favor, we have agreed to compensate Ms. Berger at a rate of $20,000 for September 2014 and $15,000 per month for the remainder of her agreement. Additionally, provided that she elects continued insurance coverage pursuant to COBRA in a timely manner, we will reimburse her for a period of four months in an amount equal to the difference between the amount of the COBRA premiums actually paid by Ms. Berger each such month and the amount of the most recent premium paid by her immediately prior to the date her employment terminated for health insurance benefits that we offered.

The foregoing description of the transition agreement is qualified in its entirety by reference to the full text of the transition agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Effective September 8, 2014, Sandra Gurrola, currently our Controller, has been appointed as our Vice President of Finance. In this position, Ms. Gurrola will also serve as our principal accounting officer for financial reporting purposes. Ms. Gurrola, age 47, joined us in November 2009 as Director of Accounting. In September 2010, she was promoted to Director of Financial Reporting and Compliance, and in August 2012, Ms. Gurrola was promoted to Controller. Before joining us, from July 2007 until April 2009, Ms. Gurrola served as Senior Manager of Financial Reporting for Metabasis Therapeutics, Inc., a biotechnology company, and served as a consultant to Metabasis from September 2009 to November 2009.

As our Vice President of Finance, Ms. Gurrola’s annualized base salary will be $165,000. Additionally, Ms. Gurrola will be granted an option to purchase 50,000 shares of our common stock which will have an exercise price per share equal to the closing price on the grant date. Subject to her continued employment with us through the applicable vesting date, the option will vest as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% of the total number of shares subject to the option will vest in 36 substantially equal monthly installments thereafter, such that the option will be fully vested on the four-year anniversary of the grant date.

The resignation of Ms. Berger and the appointment of Ms. Gurrola was announced in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

2

Exhibit Number	Description
99.1	Press release issued on September 8, 2014 announcing the resignation of Ms. Berger as the Company’s Chief Financial Officer and Secretary and the appointment of Ms. Gurrola as the Company’s Vice President of Finance.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY: /s/ Jeff Berg
Jeff Berg
Chief Executive Officer

Date: September 9, 2014

4